Exhibit 99.1

Hinge Health reports record second quarter 2026 financial results; signs definitive agreement to acquire Cylinder Health

•Signed a definitive agreement to acquire Cylinder Health, Inc., expanding into gastrointestinal care
•Revenue increased 53% year-over-year to $213 million
•Free cash flow of $100 million, up 3x year-over-year
•2026 revenue guidance midpoint raised to $858 million, reflecting 46% year-over-year growth
•Board approved a $300 million increase to the share repurchase program
San Francisco, California – August 4, 2026 – Hinge Health, Inc. (NYSE: HNGE) today announced financial results for the second quarter ended June 30, 2026 and provided a business update.
“We delivered another strong quarter ahead of expectations, generating $213 million in revenue with 53% year-over-year growth, while more than tripling free cash flow from a year ago. This quarter’s outperformance was driven by continued high member conversion and reflects our ability to deliver a great experience, improve member outcomes and lower client costs,” said Daniel Perez, Co-Founder and CEO, Hinge Health. “We also announced the acquisition of Cylinder Health today, marking our entry into gastrointestinal (GI) care. Combined with the strength of our core musculoskeletal care programs and the rapid adoption of our Migraine Care Program, our expansion into GI is another step toward our vision of building a durable, multi-condition platform to automate the delivery of care. Building on this momentum, we're raising our revenue and profitability expectations for the remainder of 2026, and are confident in our trajectory for 2027.”
Second Quarter Financial Highlights:
•Revenue increased 53% year-over-year to $212.8 million compared to revenue of $139.1 million in Q2 2025.
•GAAP gross margin was 86% compared to 70% in Q2 2025. Non-GAAP gross margin was 87% compared to 83% in Q2 2025.
•GAAP income from operations increased to $40.4 million compared to GAAP loss from operations of $580.7 million in Q2 2025, which included $591.0 million in stock-based compensation expense. Non-GAAP income from operations increased 136% to $61.5 million compared to $26.1 million in Q2 2025.
•GAAP operating margin was 19% compared to (417)% in Q2 2025. Non-GAAP operating margin was 29% compared to 19% in Q2 2025.
•GAAP diluted net income per share was $0.52 compared to a GAAP diluted net loss per share of $13.10 in Q2 2025. Non-GAAP diluted net income per share was $0.59 compared to $0.30 in Q2 2025.
•Net cash provided by operating activities increased to $101.4 million compared to $20.2 million in Q2 2025. Free cash flow increased to $99.6 million compared to $32.6 million in Q2 2025.
•Cash, cash equivalents, marketable securities and restricted cash were $475.6 million as of June 30, 2026.

Company Highlights and Key Metrics:
•LTM calculated billings increased 52% year-over-year to $861.8 million as of June 30, 2026, compared to $568.4 million as of June 30, 2025.
•Number of clients increased 24% year-over-year to 2,929 clients as of June 30, 2026, compared to 2,359 clients as of June 30, 2025.
•Signed a definitive agreement to acquire Cylinder Health, Inc., a leader in virtual-first digestive healthcare, for $105 million in cash consideration. The acquisition will combine Cylinder Health’s clinical expertise and existing market footprint with Hinge Health’s AI-powered care model and technology platform to deliver support in a single app with an integrated Gastrointestinal Care Program, expected to launch in 2027. The transaction is subject to customary closing conditions and is expected to close in the third quarter of 2026.
Financial Outlook:
We are providing the following guidance for our third quarter 2026 and full year 2026:
•Q3 2026: We expect revenue to be between $223 million and $225 million, reflecting year-over-year growth of 45% at the midpoint. We expect non-GAAP income from operations to be between $61 million and $63 million, reflecting year-over-year growth of 104% and non-GAAP operating margin of 28% at the midpoint.
•Full Year 2026: We are raising our revenue guidance to be between $856 million and $860 million, reflecting year-over-year growth of 46% at the midpoint. We are raising our non-GAAP income from operations guidance to be between $236 million and $244 million, reflecting year-over-year growth of 101% and non-GAAP operating margin of 28% at the midpoint.
Share Repurchase Program
On November 10, 2025, our board of directors approved a share repurchase program with authorization to purchase up to $250 million of our Class A common stock. As of July 29, 2026, we had repurchased an aggregate of $196.5 million of our Class A common stock under the program. On July 29, 2026, our board of directors approved an increase to the program, resulting in $300.0 million of our Class A common stock available for future repurchase, for a total aggregate amount authorized under the program of $496.5 million as of such date.
Repurchases under the program may be made in the open market, in privately negotiated transactions or by other methods, with the amount, manner, price, and timing of repurchases to be determined at our discretion, depending on a variety of factors, including business, economic and market conditions, prevailing stock prices, corporate and regulatory requirements, and other considerations. Open market repurchases will be structured to occur in accordance with applicable federal securities laws, including within the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. We may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of our shares under this authorization. This program does not obligate us to repurchase any particular dollar amount or number of shares of Class A common stock, has no expiration date, and may be modified, suspended or terminated at any time at the discretion of our board of directors. We expect to fund repurchases with existing cash and cash equivalents and ongoing cash from operations.
Statement Regarding Use of Non-GAAP Financial Measures
This press release uses non-GAAP financial measures, which are not calculated in accordance with generally accepted accounting principles of the United States (GAAP). For more information about these non-GAAP financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP, please see the “Non-GAAP Financial Measures” section below.

Moreover, we have not reconciled our non-GAAP income from operations and non-GAAP operating margin guidance to GAAP income from operations and GAAP operating margin because we do not and are not able to provide guidance for GAAP income from operations due to the uncertainty and potential variability of stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets and adjustments, such as acquisition-related expense, which are reconciling items between non-GAAP and GAAP income from operations and operating margin. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures. However, such items could have a significant impact on our future GAAP income from operations.
Hinge Health Earnings Webcast
We will host a conference call and webcast for investors on August 4, 2026 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss our financial results, business highlights and financial outlook. The live webcast of the conference call can be accessed by registering online at ir.hingehealth.com/events-presentations. Following completion of the event, a webcast replay will also be available at ir.hingehealth.com for 12 months.
About Hinge Health
Hinge Health is focused on scaling and automating the delivery of health care. Leveraging an AI-powered care model, connected hardware and access to expert clinicians, Hinge Health delivers personalized, evidence-based care that improves member outcomes and experiences while reducing costs for clients. The company is headquartered in San Francisco, California.
Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including filings with the U.S. Securities and Exchange Commission (“SEC”), the investor relations page on our website (ir.hingehealth.com), press releases, public conference calls, and webcasts in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” or “will,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding our proposed acquisition of Cylinder Health and the timing and anticipated benefits and synergies associated with the acquisition, statements regarding our expectations regarding our financial position and operating performance, including our outlook and guidance for the third quarter of 2026 and guidance for full year 2026 and our assumptions underlying such guidance; expectations regarding our share repurchase program; our ability to drive future growth and execute on our goals and strategies; and our expectations regarding our product innovation. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 3, 2026 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, when filed with the SEC. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligations to update any forward-looking statements, except as required by law.

HINGE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$286,224	$207,995
Short-term marketable securities	103,167	155,867
Accounts receivable, net of allowance for credit losses of $6,706 and $6,092 as of June 30, 2026 and December 31, 2025, respectively	125,432	66,061
Deferred commissions	43,440	31,344
Inventory	16,769	15,636
Prepaid expenses and other current assets	68,321	57,001
Total current assets	643,353	533,904
Long-term marketable securities	84,742	113,172
Goodwill	64,096	64,096
Intangible assets, net	2,063	2,512
Property, equipment and software, net	12,745	10,490
Operating lease right-of-use assets	5,027	6,861
Other assets	15,372	13,726
Total assets	$827,398	$744,761
Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$60,719	$57,331
Operating lease liabilities	4,254	4,223
Deferred revenue	416,466	300,855
Total current liabilities	481,439	362,409
Operating lease liabilities, noncurrent	1,631	3,816
Total liabilities	483,070	366,225
Redeemable convertible preferred stock:
Redeemable convertible preferred stock; $0.00001 par value	—	199,874
Stockholders’ equity:
Class A common stock, $0.00001 par value	—	—
Class B common stock, $0.00001 par value	—	—
Additional paid-in capital	1,316,870	1,229,678
Accumulated other comprehensive loss	(364)	(20)
Accumulated deficit	(972,178)	(1,050,996)
Total stockholders’ equity	344,328	178,662
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$827,398	$744,761

HINGE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$212,817	$139,098	$395,124	$262,923
Cost of revenue	28,868	41,335	56,942	64,927
Gross profit	183,949	97,763	338,182	197,996
Operating expenses:
Research and development	34,057	279,962	64,395	303,462
Sales and marketing	81,408	147,228	150,210	193,944
General and administrative	28,044	251,244	51,068	268,125
Total operating expenses	143,509	678,434	265,673	765,531
Income (loss) from operations	40,440	(580,671)	72,509	(567,535)
Other income:
Other income, net	3,990	4,694	7,863	9,695
Net income (loss) before income taxes	44,430	(575,977)	80,372	(557,840)
Provision for (benefit from) income taxes	740	(326)	1,554	672
Net income (loss)	$43,690	$(575,651)	$78,818	$(558,512)
Adjustment to reflect deemed contribution from Series D and Series E redeemable convertible preferred stock extinguishment	—	—	—	104,174
Income allocated to participating securities	(588)	—	(1,784)	—
Net income (loss) attributable to common stockholders, basic	$43,102	$(575,651)	$77,034	$(454,338)
Net income (loss) attributable to common stockholders, diluted	$43,133	$(575,651)	$77,109	$(454,338)
Net income (loss) attributable to common stockholders per share:
Basic	$0.55	$(13.10)	$0.98	$(15.05)
Diluted	$0.52	$(13.10)	$0.94	$(15.05)
Weighted average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	78,969	43,931	78,795	30,190
Diluted	83,424	43,931	82,344	30,190

HINGE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating activities:
Net income (loss)	$43,690	$(575,651)	$78,818	$(558,512)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,061	1,343	2,234	2,646
Stock-based compensation	19,092	590,983	30,784	590,990
Amortization of deferred commissions	19,085	10,680	35,290	19,870
Accretion of discounts and amortization of premiums on marketable securities, net	569	277	704	326
Non-cash operating lease expense	929	843	1,834	1,688
Provision for credit losses	1,613	1,894	1,613	2,780
Deferred income taxes	13	90	13	96
Other	(1)	2	(1)	(2)
Changes in operating assets and liabilities:
Accounts receivable	(12,124)	(25,304)	(60,984)	(59,584)
Deferred commissions	(28,476)	(17,020)	(49,079)	(27,650)
Inventory	(2,602)	(1,202)	(1,132)	(3,114)
Prepaid expenses and other current assets	(7,730)	(14,743)	(11,320)	(6,609)
Other assets	331	(211)	(327)	(485)
Accounts payable and accrued liabilities	(8,654)	(8,713)	2,592	6,997
Operating lease liabilities	(1,084)	(851)	(2,154)	(1,792)
Deferred revenue	75,701	57,810	115,611	57,505
Net cash provided by operating activities	101,413	20,227	144,496	25,150
Investing activities:
Purchase of property and equipment	(123)	(197)	(206)	(248)
Capitalized internal use software	(1,731)	(1,630)	(3,178)	(2,336)
Purchases of marketable securities	(30,921)	(85,110)	(89,877)	(175,282)
Maturities of marketable securities	61,393	90,958	169,960	164,556
Acquisition of a business	—	—	—	(4,000)
Net cash provided by (used in) investing activities	28,618	4,021	76,699	(17,310)
Financing activities:
Proceeds from exercise of common stock options	270	159	680	256
Issuance of common stock in connection with the employee stock purchase plan	7,276	—	7,276	—
Proceeds from issuance of common stock in initial public offering, net of issuance costs	—	255,675	—	255,675
Repurchase and retirement of common stock	(26,525)	—	(131,491)	—
Tax withholdings on settlement of restricted stock units and performance-based restricted stock units	(11,499)	(272,258)	(19,791)	(272,258)
Payment on Repurchase Agreement with Coatue	—	(50,000)	—	(50,000)
Proceeds from repayment of non-recourse loans to employees	—	—	—	4,934
Payments for deferred offering costs	—	(9,134)	—	(10,061)
Net cash used in financing activities	(30,478)	(75,558)	(143,326)	(71,454)
Net increase (decrease) in cash, cash equivalents and restricted cash	99,553	(51,310)	77,869	(63,614)
Cash, cash equivalents, and restricted cash, beginning of period	188,112	290,282	209,796	302,586
Cash, cash equivalents, and restricted cash, end of period	$287,665	$238,972	$287,665	$238,972
Reconciliation of cash, cash equivalents, and restricted cash to the unaudited condensed consolidated balance sheets:
Cash and cash equivalents	$286,224	$237,170	$286,224	$237,170
Restricted cash	1,441	1,802	1,441	1,802
Total cash, cash equivalents, and restricted cash	$287,665	$238,972	$287,665	$238,972

Glossary of Terms
LTM Calculated Billings: We believe calculated billings on a last 12-months basis helps investors better understand our performance for a particular period given the seasonality in our model due to quarterly fluctuations based on the timing of new client launches. We anticipate that this seasonality will continue and therefore focus on LTM calculated billings. Our revenue generally does not reflect this seasonality and these quarterly fluctuations given that we recognize revenue ratably over the term that members have access to our platform. LTM calculated billings are defined as total revenue, plus the change in deferred revenue, less the change in contract assets for a given 12-month period.
Clients: We view this number as an important metric to assess the performance of our business as an increased number of clients drives growth, increases brand awareness, and helps provide scale to our business. Clients are defined as businesses or organizations, which we call entities, that have at least one active agreement with us at the end of a particular period. Entities that procure our platform through our partners are counted as individual clients. We do not count our partners as clients, unless they also separately have at least one active client agreement with us. When a partner has an agreement with us for their fully-insured population, that partner is deemed to be one client, despite there being multiple fully-insured employers within that entity that have access to our platform.
Non-GAAP Financial Measures
In addition to our results prepared in accordance with GAAP, we believe the following non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP income from operations and operating margin, non-GAAP operating expenses, non-GAAP net income attributable to common stockholders, diluted, non-GAAP net income per share attributable to common stockholders, diluted (which we refer to as "non-GAAP diluted net income per share") and free cash flow and free cash flow margin included in this press release, provide users of our financial information with additional useful information in evaluating our performance and liquidity and allows them to more readily compare our results across periods without the effect of non-cash and other items as detailed below. Additionally, our management and board of directors use our non-GAAP financial measures to evaluate our performance and liquidity, identify trends and make strategic decisions.
There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. Our non-GAAP financial measures should not be considered in isolation or as alternatives to gross profit, gross margin, income from operations, net income attributable to common stockholders, net income per share attributable to common stockholders, net cash provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP.
Non-GAAP Gross Profit and Gross Margin
We define non-GAAP gross profit as gross profit presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation expense, employer payroll tax expense related to stock-based compensation, and amortization of intangible assets. We define non-GAAP gross margin as non-GAAP gross profit divided by revenue.
The principal limitation of non-GAAP gross profit and non-GAAP gross margin is that they exclude significant expenses that are required by GAAP to be recorded in our unaudited condensed consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.
Non-GAAP Income From Operations and Operating Margin
We define non-GAAP income from operations as income (loss) from operations presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets and acquisition-related expenses. We define non-GAAP operating margin as non-GAAP income from operations divided by revenue.

The principal limitation of non-GAAP income from operations and non-GAAP operating margin is that they exclude significant expenses that are required by GAAP to be recorded in our unaudited condensed consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.
Non-GAAP Operating Expenses
We define non-GAAP operating expenses as operating expenses presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets and acquisition-related expenses.
The principal limitation of non-GAAP research and development expenses, non-GAAP sales and marketing expenses and non-GAAP general and administrative expenses is that they exclude significant expenses that are required by GAAP to be recorded in our unaudited condensed consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.
Non-GAAP Net Income Attributable to Common Stockholders, Diluted and Non-GAAP Net Income Per Share Attributable to Common Stockholders, Diluted
We define non-GAAP net income attributable to common stockholders, diluted and non-GAAP net income per share attributable to common stockholders, diluted (which we refer to as “non-GAAP diluted net income per share”) as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, diluted, respectively, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation, employer payroll taxes related to stock-based compensation, amortization of intangible assets, acquisition-related expenses and the income tax effects related to non-GAAP adjustments.
Free Cash Flow and Free Cash Flow Margin
We define free cash flow as net cash provided by operating activities plus cash used for employer payroll taxes at IPO related to stock-based compensation less purchases of property, equipment and software (including capitalized internal-use software). We believe that free cash flow is a helpful indicator of liquidity that provides information to management and investors about the amount of cash generated or used by our operations that, after taking into account the employer payroll taxes paid as part of the vesting of shares at IPO as well as investments in property, equipment and software (including capitalized internal-use software), can be used for strategic initiatives, including investing in our business and strengthening our financial position. The principal limitation of free cash flow is that it does not represent the total increase or decrease in our cash balance for a given period. We define free cash flow margin as free cash flow divided by revenue.
We adjust the following items from one or more of our non-GAAP financial measures:
Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding our operating performance.
Employer payroll tax expense related to stock-based compensation. We exclude expenses for employer payroll taxes related to stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise, vesting or sale of underlying equity awards and the price of our common stock at the time of exercise, vesting or sale which may vary from period to period independent of the operating performance of our business.
Amortization of intangible assets. We exclude amortization of intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operating performance of our business.
Acquisition-related expenses. We exclude certain charges that are attributable to acquiring businesses. We exclude these charges because we do not believe these charges have a direct correlation to the operating performance of our business.

Income tax effect of non-GAAP adjustments. We exclude the valuation allowance that is attributable to our non-GAAP income beginning in 2025. For the three and six months ended June 30, 2026 we used a forecasted annual tax rate of 24% and for the three and six months ended June 30, 2025 we used an annual tax rate of 20%. These tax rates reflect current available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant transactions.

HINGE HEALTH, INC.
(unaudited)
(in thousands, except percentages)
Reconciliation of GAAP to Non-GAAP Financial Measures:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP gross profit	$183,949	$97,763	$338,182	$197,996
GAAP gross margin	86%	70%	86%	75%
Non-GAAP adjustments:
Stock-based compensation expense (1)	1,128	16,441	1,965	16,441
Employer payroll tax expense related to stock-based compensation	45	893	150	893
Amortization of intangible assets	224	225	449	406
Non-GAAP gross profit	$185,346	$115,322	$340,746	$215,736
Non-GAAP gross margin	87%	83%	86%	82%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP income (loss) from operations	$40,440	$(580,671)	$72,509	$(567,535)
GAAP operating margin	19%	(417)%	19%	(216)%
Non-GAAP adjustments:
Stock-based compensation expense (1)	19,092	590,983	30,784	590,990
Employer payroll tax expense related to stock-based compensation	1,316	14,227	2,800	14,227
Amortization of intangible assets	224	225	449	406
Acquisition-related expenses	440	1,337	1,134	2,968
Non-GAAP income from operations	$61,512	$26,101	$107,676	$41,056
Non-GAAP operating margin	29%	19%	27%	16%
(1)Stock-based compensation expense:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of revenue	$1,128	$16,441	$1,965	$16,441
Research and development	7,118	248,809	10,551	248,809
Sales and marketing	5,965	95,050	9,969	95,050
General and administrative	4,881	230,683	8,299	230,690
Total stock-based compensation expense	$19,092	$590,983	$30,784	$590,990

HINGE HEALTH, INC.
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net income (loss) attributable to common stockholders, diluted	$43,133	$(575,651)	$77,109	$(454,338)
Non-GAAP adjustments:
Stock-based compensation expense (1)	19,092	590,983	30,784	590,990
Employer payroll tax expense related to stock-based compensation	1,316	14,227	2,800	14,227
Amortization of intangible assets	224	225	449	406
Acquisition-related expenses	440	1,337	1,134	2,968
Income tax effect of non-GAAP adjustments	(14,980)	(6,484)	(26,176)	(9,477)
Other dilutive	(78)	(8,568)	(195)	(69,427)
Non-GAAP net income attributable to common stockholders, diluted	$49,147	$16,069	$85,905	$75,349

Non-GAAP net income attributable to common stockholders per share, diluted	$0.59	$0.30	$1.04	$1.80

Weighted average shares used in computing non-GAAP net income per share attributable to common stockholders, diluted	83,424	52,735	82,344	41,908

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP net income (loss) per share attributable to common stockholders, diluted	$0.52	$(13.10)	$0.94	$(15.05)
Non-GAAP adjustments:
Stock-based compensation expense (1)	0.22	11.21	0.37	14.10
Employer payroll tax expense related to stock-based compensation	0.02	0.27	0.03	0.34
Amortization of intangible assets	—	—	0.01	0.01
Acquisition-related expenses	0.01	0.03	0.01	0.07
Income tax effect of non-GAAP adjustments	(0.18)	(0.12)	(0.32)	(0.23)
Other dilutive	—	2.01	—	2.56
Non-GAAP net income per share attributable to common stockholders, diluted (2)	$0.59	$0.30	$1.04	$1.80
(1)For details on stock-based compensation expense, see above.
(2)Some columns may not add due to rounding.

HINGE HEALTH, INC.
(unaudited)
(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP research and development	$34,057	$279,962	$64,395	$303,462
GAAP research and development as a percentage of revenue	16%	201%	16%	115%
Non-GAAP adjustments:
Stock-based compensation expense (1)	(7,118)	(248,809)	(10,551)	(248,809)
Employer payroll tax expense related to stock-based compensation	(591)	(7,020)	(1,263)	(7,020)
Acquisition-related expenses	(440)	(1,358)	(1,134)	(2,816)
Non-GAAP research and development	$25,908	$22,775	$51,447	$44,817
Non-GAAP research and development as a percentage of revenue	12%	16%	13%	17%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP sales and marketing	$81,408	$147,228	$150,210	$193,944
GAAP sales and marketing as a percentage of revenue	38%	106%	38%	74%
Non-GAAP adjustments:
Stock-based compensation expense (1)	(5,965)	(95,050)	(9,969)	(95,050)
Employer payroll tax expense related to stock-based compensation	(372)	(2,630)	(781)	(2,630)
Non-GAAP sales and marketing	$75,071	$49,548	$139,460	$96,264
Non-GAAP sales and marketing as a percentage of revenue	35%	36%	35%	37%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP general and administrative	$28,044	$251,244	$51,068	$268,125
GAAP general and administrative as a percentage of revenue	13%	180%	13%	102%
Non-GAAP adjustments:
Stock-based compensation expense (1)	(4,881)	(230,683)	(8,299)	(230,690)
Employer payroll tax expense related to stock-based compensation	(308)	(3,684)	(606)	(3,684)
Acquisition-related expenses	—	21	—	(152)
Non-GAAP general and administrative	$22,855	$16,898	$42,163	$33,599
Non-GAAP general and administrative as a percentage of revenue	11%	12%	11%	13%
(1)For details on stock-based compensation expense, see above.

HINGE HEALTH, INC.
(unaudited)
(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$101,413	$20,227	$144,496	$25,150
Operating cash flow margin	48%	15%	37%	10%
Adjustment for employer taxes related to pre-IPO stock-based compensation	—	14,227	—	14,227
Less purchases of property, equipment and software (including capitalized internal use software)	(1,854)	(1,827)	(3,384)	(2,584)
Free cash flow	$99,559	$32,627	$141,112	$36,793
Free cash flow margin	47%	23%	36%	14%
Net cash provided by (used in) investing activities	$28,618	$4,021	$76,699	$(17,310)
Net cash used in financing activities	$(30,478)	$(75,558)	$(143,326)	$(71,454)

Investor Relations Contact:
ir@hingehealth.com

Media Contact:
media@hingehealth.com